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MIMEDX GROUP, INC.

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MiMedx Confirms Receipt of Director Nominations from Prescience Point Capital Management

No Shareholder Action Required at This Time

MARIETTA, Ga., April 16, 2021 – MiMedx Group, Inc. (NASDAQ: MDXG) (“MiMedx” or the “Company”), an industry leader in utilizing birth tissue as a platform for regenerative medicine, today confirmed that Prescience Point Capital Management (“Prescience Point”) submitted a notice of nomination of Eiad Asbahi, Alfred G. Merriweather, Charlotte E. Sibley and William F. Spengler candidates to stand for election to MiMedx’s Board of Directors at the Company’s 2021 Annual Meeting of Shareholders, scheduled for May 27, 2021.

MiMedx issued the following statement:

“The MiMedx Board is made up of nine talented, experienced and highly engaged directors who are strongly committed to acting in the best interest of all MiMedx shareholders. As part of this commitment, the Board maintains a consistent and open dialogue with the Company’s shareholders, including Prescience Point. It is unfortunate that Prescience Point is pursuing a potentially costly and distracting proxy contest instead of working constructively with the MiMedx Board.

“Among the directors Prescience Point is seeking to replace are our Board Chair, M. Kathleen Behrens, Ph.D. and our Audit Committee Chair, K. Todd Newton – both of whom were nominated by Prescience Point and elected by MiMedx shareholders in 2019. Dr. Behrens and Mr. Newton have both been outstanding leaders on the Board, making significant contributions to our successful turnaround and to the creation of additional shareholder value, as demonstrated by the Company’s 148% stock price increase since they were elected to the Board at the Annual Meeting on June 17, 2019 and 70% increase since the relisting of the Company’s common stock on The Nasdaq Stock Market on November 4, 2020.

“In addition, Prescience Point is aiming to remove Timothy R. Wright, the Company’s Chief Executive Officer, and Phyllis Gardner, M.D., who was just appointed to the Board of Directors in March 2021.

“Under this Board’s stewardship, the MiMedx management team is executing on its strategy and driving enhanced shareholder value following a deeply tumultuous period in our Company’s history. Over the course of 2020, MiMedx successfully implemented a number of governance, operational and financial initiatives that were critical to restoring the Company’s integrity, improving business liquidity, and transforming the culture of the organization. Among these actions was the appointment of Dr. Gardner to the Board, whose insight, perspective and strategic expertise are invaluable as we propel our late-stage pipeline toward biologic registration. The investments we are making in people, resources, and strategic initiatives will also position us to accelerate our late-stage pipeline and achieve our stated top line growth objectives in our core business.

“The entire Board is confident that MiMedx is on the right path forward. The significant progress we made in 2020 has created a strong foundation for growth in 2021 and beyond. We look forward to continuing to execute on our current strategy and engaging constructively with our shareholders to achieve our mutual goal of creating long-term shareholder value.”

The Board’s nominating and governance committee will review Prescience Point’s proposed nominees consistent with its established processes. The Board will present its recommendations in the Company’s definitive proxy statement, which will be filed with the U.S. Securities and Exchange Commission and mailed to all shareholders eligible to vote at the 2021 Annual Meeting. As previously announced, the MiMedx Annual Meeting of Shareholders will be held on May 27, 2021. MiMedx shareholders are not required to take any action at this time.

Important Cautionary Statement

This release may contain forward-looking statements. All statements relating to events or results that may occur in the future are forward-looking statements, including, without limitation, statements regarding future levels of revenues, expenses, and the anticipated effects of the COVID-19 pandemic. Other forward-looking statements generally can be identified by words such as “outlook,” “expect,” “will,” “change,” “intend,” “seek,” “target,” “future,” “plan,” “continue,” “potential,” “possible,” “could,” “estimate,” “may,” “anticipate,” “to be” and similar expressions. These statements are based on numerous assumptions and involve known and unknown risks, uncertainties and other factors that could significantly affect the Company’s operations and may cause the Company’s actual actions, results, financial condition, performance or achievements to differ materially from those expressed or implied by any such forward-looking statements. Factors that may cause such a difference include, without limitation, those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”). Unless required by law, the Company does not intend, and undertakes no obligation, to update or publicly release any revision to any forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, a change in circumstances or otherwise. Each forward-looking statement contained in this report is specifically qualified in its entirety by the aforementioned factors. Readers are advised to carefully read this report in conjunction with the important disclaimers set forth in the Annual Report prior to reaching any conclusions or making any investment decisions and not to place undue reliance on forward-looking statements.

Important Information

The Company intends to file a definitive proxy statement and associated WHITE proxy card in connection with the solicitation of proxies for the 2021 Annual Meeting with the Securities and Exchange Commission (the “SEC”). Details concerning the nominees of the Company’s board of directors for election at the 2021 Annual Meeting will be included in the proxy statement. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website at www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents from the “SEC Filings” section of the Company’s website at www.mimedx.com.

Participants in the Solicitation

The Company, its directors, its director nominees and certain of its executive officers are participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company by security holdings or otherwise is set forth in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2020, filed with the SEC on

March 8, 2021, and the Company’s definitive proxy statement for the 2020 annual meeting of the Company’s shareholders, filed with the SEC on October 15, 2020. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the proxy statement for the 2020 annual meeting of the Company’s shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Company’s proxy statement and other relevant materials to be filed with the SEC, if and when they become available. Details regarding the nominees of the Company’s Board of Directors for election at the 2021 Annual Meeting will be included in the Company’s proxy statement, when available.

About MiMedx

MiMedx is an industry leader in utilizing birth tissue as a platform for regenerative medicine, developing and distributing placental tissue allografts with patent-protected, proprietary processes for multiple sectors of healthcare. As a pioneer in placental biologics, we have both a core business, focused on addressing the needs of patients with acute and chronic non-healing wounds, and a promising late-stage pipeline targeted at decreasing pain and improving function for patients with degenerative musculoskeletal conditions. We derive our products from human placental tissues and process these tissues using our proprietary methods, including the PURION® process. We employ Current Good Tissue Practices, Current Good Manufacturing Practices, and terminal sterilization to produce our allografts. MiMedx has supplied over two million allografts, through both direct and consignment shipments. For additional information, please visit www.mimedx.com.

Contacts:

Investors:

Jack Howarth

Investor Relations

404-360-5681

jhowarth@mimedx.com

Media:

Hilary Dixon

Corporate Communications

770.651.9307

hdixon@mimedx.com